PRA Group Reports Fourth Quarter and Full Year 2023 Results

Total Portfolio Purchases of $1.2 billion, up 36% for 2023; U.S. Portfolio Purchases up 84% for 2023

Addressing U.S. Business Underperformance with Urgency; Well-positioned for Meaningful Profitability in 2024 with a Solid Platform for Future Growth

NORFOLK, Va., February 15, 2024 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter ("Q4 2023") and full year of 2023.

Q4 2023 Highlights
•Total portfolio purchases of $284.9 million.
•Total cash collections of $410.3 million.
•Estimated remaining collections (ERC)1 of $6.4 billion.
•Cash efficiency ratio2 of 57.3%.
•Diluted earnings per share of $(0.22).

Full Year 2023 Highlights
•Total portfolio purchases of $1.2 billion.
•Total cash collections of $1.7 billion.
•Cash efficiency ratio of 58.0%.
•Diluted earnings per share of $(2.13).
•Debt to Adjusted EBITDA3 was 2.89x.
•Total availability under the Company's credit facilities as of December 31, 2023 was $1.3 billion, comprised of $344.4 million based on current ERC and $938.5 million of additional availability subject to debt covenants, including advance rates.

	Three Months Ended Dec 31,		Year Ended Dec 31,
($ in thousands, except per share amounts)	2023	2022	2023	2022
Net income/(loss) attributable to PRA Group, Inc.	$(8,782)	$15,959	$(83,477)	$117,147
Diluted earnings per share	$(0.22)	$0.41	$(2.13)	$2.94

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

“2023 was an important and pivotal transition year for PRA. We delivered strong performance in our European business and worked with speed and intensity to address the shortcomings in our U.S. business,” said Vikram Atal, president and chief executive officer. "With growing portfolio supply in the U.S. and a stable investment environment in Europe, we purchased total portfolios of $285 million in the fourth quarter and $1.2 billion in 2023, with the latter representing an increase of 36% and the third highest level in company history. The impact of our cash generating and operational initiatives in our U.S. business—particularly around activity within call centers, post-judgment legal processes, and offshoring—have been highly encouraging, and demonstrate that we are on track to transform PRA into a more robust, efficient, and profitable enterprise. As we continue to grow ERC with discipline, maximize cash collections, and optimize our cost structure by reducing our marginal cost, we believe we are well-positioned to deliver meaningful profitability and shareholder value for full year 2024 with a solid platform for future growth.”

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2023				2022
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$220,127	$223,714	$220,886	$227,960	$205,619
Americas Insolvency	24,293	27,809	26,384	25,751	27,971
Europe Core	144,361	144,402	149,324	134,005	134,016
Europe Insolvency	21,502	23,639	22,725	23,568	24,051
Total Cash Collections	$410,283	$419,564	$419,319	$411,284	$391,657

Cash Collection Source -
Constant Currency Adjusted	2023				2022
($ in thousands)	Q4				Q4
Americas and Australia Core	$220,127				$208,013
Americas Insolvency	24,293				27,970
Europe Core	144,361				140,393
Europe Insolvency	21,502				25,417
Total Cash Collections	$410,283				$401,793

•Total cash collections in Q4 2023 increased 4.8%, or 2.1% on a constant currency-adjusted basis, to $410.3 million compared to $391.7 million in the fourth quarter of 2022 ("Q4 2022"). The increase was driven by higher cash collections in Brazil and Europe, which were partially offset by lower cash collections in the U.S. For the full year, total cash collections decreased $68.6 million compared to the full year of 2022, driven primarily by lower cash collections in the U.S.
•Total portfolio revenue in Q4 2023 was $217.4 million compared to $219.0 million in Q4 2022. For the full year, total portfolio revenue was $786.3 million compared to $941.2 million in 2022.

Expenses
•Operating expenses in Q4 2023 increased $12.4 million, or 7.6%, compared to Q4 2022. The increase was primarily driven by expenses related to growth in the Company's portfolio:
◦a $3.8 million increase in legal collection costs due to a higher volume of accounts placed in the legal channel;
◦a $3.8 million increase in agency fees due to higher cash collections in Brazil; and

◦a $2.8 million increase in communication expenses due to higher business volumes related to customer contact strategies.
•For the full year, operating expenses increased $21.4 million, or 3.1%, to $702.1 million compared to $680.7 million in the same period last year.
•Interest expense, net was $181.7 million in 2023, an increase of $51.0 million, or 39.1%, compared to $130.7 million in 2022, primarily reflecting a higher average debt balance and increased interest rates.
•The effective tax benefit rate for the full year was 19.5%.

Portfolio Acquisitions
•The Company purchased $284.9 million in portfolios of nonperforming loans in Q4 2023.
•At the end of Q4 2023, the Company had in place estimated forward flow commitments1 of $550.0 million over the next 12 months, comprised of $400.0 million in the Americas and Australia and $150.0 million in Europe.

Portfolio Purchase Source	2023				2022
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$143,052	$187,554	$171,440	$116,867	$118,581
Americas Insolvency	18,608	44,279	12,189	15,701	8,967
Europe Core	110,780	60,628	136,834	90,454	140,011
Europe Insolvency	12,476	18,722	7,296	7,203	20,535
Total Portfolio Acquisitions	$284,916	$311,183	$327,759	$230,225	$288,094

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until February 15, 2025, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 01663# until February 22, 2024.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices. These amounts consider sellers' estimates of future flow sales and our expectations about how the agreements will perform over the next 12 months, and are dependent on actual delivery compared to these estimates. Accordingly, amounts purchased under these agreements may vary significantly.

from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Portfolio income	$194,636	$184,921	$757,128	$772,315
Changes in expected recoveries	22,754	34,087	29,134	168,904
Total portfolio revenue	217,390	219,008	786,262	941,219
Other revenue	4,028	3,843	16,292	25,305
Total revenues	221,418	222,851	802,554	966,524
Operating expenses:
Compensation and employee services	71,070	69,922	288,778	285,537
Legal collection fees	9,844	9,060	38,072	38,450
Legal collection costs	22,903	19,063	89,131	76,757
Agency fees	20,208	16,434	74,699	63,808
Outside fees and services	20,555	20,866	82,619	92,355
Communication	9,905	7,143	40,430	39,205
Rent and occupancy	4,126	4,299	17,319	18,589
Depreciation and amortization	3,032	3,859	13,376	15,243
Impairment of real estate	202	—	5,239	—
Other operating expenses	14,044	12,893	52,399	50,778
Total operating expenses	175,889	163,539	702,062	680,722
Income from operations	45,529	59,312	100,492	285,802
Other income and (expense):
Interest expense, net	(50,946)	(34,912)	(181,724)	(130,677)
Foreign exchange gain/(loss)	(695)	194	289	985
Other	(564)	(572)	(1,944)	(1,325)
Income/(loss) before income taxes	(6,676)	24,022	(82,887)	154,785
Income tax expense/(benefit)	(816)	6,960	(16,133)	36,787
Net Income/(loss)	(5,860)	17,062	(66,754)	117,998
Adjustment for net income attributable to noncontrolling interests	2,922	1,103	16,723	851
Net income/(loss) attributable to PRA Group, Inc.	$(8,782)	$15,959	$(83,477)	$117,147
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$(0.22)	$0.41	$(2.13)	$2.96
Diluted	$(0.22)	$0.41	$(2.13)	$2.94
Weighted average number of shares outstanding:
Basic	39,245	38,978	39,177	39,638
Diluted	39,245	39,177	39,177	39,888

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$112,528	$83,376
Investments	72,404	79,948
Finance receivables, net	3,656,598	3,295,008
Income taxes receivable	27,713	31,774
Deferred tax assets, net	74,694	56,908
Right-of-use assets	45,877	54,506
Property and equipment, net	36,450	51,645
Goodwill	431,564	435,921
Other assets	67,526	86,588
Total assets	$4,525,354	$4,175,674
Liabilities and Equity
Liabilities:
Accounts payable	$6,325	$7,329
Accrued expenses	131,893	111,395
Income taxes payable	17,912	25,693
Deferred tax liabilities, net	17,051	42,918
Lease liabilities	50,300	59,384
Interest-bearing deposits	115,589	112,992
Borrowings	2,914,270	2,494,858
Other liabilities	32,638	34,355
Total liabilities	3,285,978	2,888,924
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,247 shares issued and outstanding as of December 31, 2023; 100,000 shares authorized, 38,980 shares issued and outstanding as of December 31, 2022	392	390
Additional paid-in capital	7,071	2,172
Retained earnings	1,489,548	1,573,025
Accumulated other comprehensive loss	(329,899)	(347,926)
Total stockholders' equity - PRA Group, Inc.	1,167,112	1,227,661
Noncontrolling interests	72,264	59,089
Total equity	1,239,376	1,286,750
Total liabilities and equity	$4,525,354	$4,175,674

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Noncash interest expense - amortization of debt issuance costs	2,177	2,220	2,384	2,441	2,444	2,555	2,471	2,627
Change in fair value of derivatives	(6,734)	(6,545)	(6,960)	(5,470)	(3,309)	(1,042)	1,525	2,726
Amortization of intangibles	69	69	68	66	73	73	77	83
Impairment of real estate	202	5,037	—	—	—	—	—	—
Stock-based compensation expense	2,952	1,629	2,715	3,799	2,206	3,101	3,849	3,891

Purchase Price Multiples as of December 31, 2023 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2013	$1,932,722	$5,725,248	$52,146	296%	233%
2014	404,117	884,911	27,461	219%	204%
2015	443,114	899,839	35,758	203%	205%
2016	455,767	1,078,122	65,679	237%	201%
2017	532,851	1,200,599	105,245	225%	193%
2018	653,975	1,482,269	152,931	227%	202%
2019	581,476	1,294,462	182,487	223%	206%
2020	435,668	951,929	216,016	218%	213%
2021	435,846	749,966	362,191	172%	191%
2022	406,082	708,070	460,475	174%	179%
2023	622,583	1,227,985	1,118,683	197%	197%
Subtotal	6,904,201	16,203,400	2,779,072
Americas Insolvency
1996-2013	1,266,056	2,502,614	91	198%	159%
2014	148,420	218,811	98	147%	124%
2015	63,170	88,009	73	139%	125%
2016	91,442	117,987	256	129%	123%
2017	275,257	356,839	1,121	130%	125%
2018	97,879	135,530	1,939	138%	127%
2019	123,077	168,658	18,261	137%	128%
2020	62,130	90,690	28,225	146%	136%
2021	55,187	73,803	33,804	134%	136%
2022	33,442	46,811	34,461	140%	139%
2023	91,282	122,780	113,508	135%	135%
Subtotal	2,307,342	3,922,532	231,837
Total Americas and Australia	9,211,543	20,125,932	3,010,909
Europe Core
2012-2013	40,742	71,982	1	177%	153%
2014 (1)	773,811	2,465,052	394,133	319%	208%
2015	411,340	743,591	141,158	181%	160%
2016	333,090	567,702	162,940	170%	167%
2017	252,174	363,813	107,971	144%	144%
2018	341,775	544,970	194,808	159%	148%
2019	518,610	838,326	353,219	162%	152%
2020	324,119	561,192	262,884	173%	172%
2021	412,411	695,544	428,779	169%	170%
2022	359,447	582,380	489,333	162%	162%
2023	410,593	692,580	640,924	169%	169%
Subtotal	4,178,112	8,127,132	3,176,150
Europe Insolvency
2014 (1)	10,876	18,882	—	174%	129%
2015	18,973	29,301	29	154%	139%
2016	39,338	57,673	932	147%	130%
2017	39,235	51,995	2,020	133%	128%
2018	44,908	52,658	4,862	117%	123%
2019	77,218	112,260	20,970	145%	130%
2020	105,440	156,670	42,614	149%	129%
2021	53,230	72,736	33,441	137%	134%
2022	44,604	60,935	46,620	137%	137%
2023	46,558	64,411	60,029	138%	138%
Subtotal	480,380	677,521	211,517
Total Europe	4,658,492	8,804,653	3,387,667
Total PRA Group	$13,870,035	$28,930,585	$6,398,576
(1)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the December 31, 2023 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information For the Year Ended December 31, 2023 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of December 31, 2023 (3)
Americas and Australia Core
1996-2013	$28,414	$14,689	$11,698	$26,387	$15,661
2014	11,826	5,085	6,623	11,708	10,416
2015	14,084	8,296	(352)	7,944	15,107
2016	24,898	16,456	(973)	15,483	21,960
2017	43,765	24,863	(5,960)	18,904	43,205
2018	92,931	38,221	13,105	51,326	84,611
2019	110,278	49,393	287	49,681	100,749
2020	125,832	55,634	(3,681)	51,953	121,292
2021	136,807	78,122	(52,274)	25,848	190,907
2022	195,438	95,009	(5,798)	89,211	281,983
2023	108,414	75,234	3,074	78,307	591,032
Subtotal	892,687	461,002	(34,251)	426,752	1,476,923
Americas Insolvency
1996-2013	1,089	336	756	1,092	—
2014	430	249	136	385	—
2015	325	105	121	226	39
2016	893	120	521	641	228
2017	4,852	438	1,457	1,895	1,013
2018	12,677	1,085	(1,751)	(667)	1,858
2019	28,698	3,149	651	3,800	17,310
2020	19,470	4,202	1,000	5,202	25,023
2021	17,474	4,590	924	5,515	28,874
2022	9,163	3,831	716	4,547	27,851
2023	9,166	4,998	2,237	7,234	85,331
Subtotal	104,237	23,103	6,768	29,870	187,527
Total Americas and Australia	996,924	484,105	(27,483)	456,622	1,664,450
Europe Core
2012-2013	1,029	1	1,028	1,029	—
2014 (1)	107,571	67,749	24,528	92,277	101,742
2015	33,779	16,091	2,643	18,734	72,591
2016	29,663	15,334	(3,008)	12,326	96,274
2017	20,166	7,471	1,012	8,484	73,646
2018	41,613	15,083	1,326	16,409	128,861
2019	75,074	23,993	23,157	47,150	238,759
2020	56,078	21,772	3,436	25,207	163,027
2021	73,017	32,638	(5,931)	26,707	258,670
2022	83,782	34,199	986	35,185	307,528
2023	50,320	20,129	(1,029)	19,099	377,193
Subtotal	572,092	254,460	48,148	302,607	1,818,291
Europe Insolvency
2014 (1)	235	—	235	235	—
2015	395	26	289	315	27
2016	1,315	248	330	578	429
2017	3,800	259	821	1,080	1,753
2018	7,154	650	39	690	4,417
2019	17,460	2,479	1,266	3,745	18,413
2020	29,687	4,643	3,180	7,823	38,342
2021	14,734	3,556	1,405	4,961	28,669
2022	12,352	4,588	195	4,783	36,875
2023	4,302	2,114	709	2,823	44,932
Subtotal	91,434	18,563	8,469	27,033	173,857
Total Europe	663,526	273,023	56,617	329,640	1,992,148
Total PRA Group	$1,660,450	$757,128	$29,134	$786,262	$3,656,598
(1)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the December 31, 2023 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of December 31, 2023 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Total
Americas and Australia Core
1996-2013	$1,932.7	$3,618.9	$660.3	$474.4	$299.7	$197.0	$140.3	$99.7	$64.7	$46.5	$36.0	$28.4	$5,665.9
2014	404.1	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	11.8	849.1
2015	443.1	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	14.1	867.2
2016	455.8	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	24.9	973.8
2017	532.9	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	43.8	1085.1
2018	654.0	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	92.9	1301.2
2019	581.5	—	—	—	—	—	—	143.8	349.0	289.8	177.7	110.3	1070.6
2020	435.7	—	—	—	—	—	—	—	132.9	284.3	192.0	125.8	735.0
2021	435.8	—	—	—	—	—	—	—	—	85.0	177.3	136.8	399.1
2022	406.1	—	—	—	—	—	—	—	—	—	67.7	195.4	263.1
2023	622.6	—	—	—	—	—	—	—	—	—	—	108.5	108.5
Subtotal	6,904.3	3,618.9	753.0	844.8	837.1	860.9	945.1	1,141.4	1,271.8	1,206.9	946.0	892.7	13,318.6
Americas Insolvency
1996-2013	1,266.1	1,491.4	421.4	289.9	168.7	85.5	30.3	6.8	3.6	2.2	1.6	1.1	2,502.5
2014	148.4	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.4	218.6
2015	63.2	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	88.0
2016	91.4	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.9	118.7
2017	275.3	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	355.8
2018	97.9	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	133.5
2019	123.1	—	—	—	—	—	—	13.4	31.4	39.1	37.8	28.7	150.4
2020	62.1	—	—	—	—	—	—	—	6.5	16.1	20.4	19.5	62.5
2021	55.2	—	—	—	—	—	—	—	—	4.6	17.9	17.5	40.0
2022	33.4	—	—	—	—	—	—	—	—	—	3.2	9.2	12.4
2023	91.3	—	—	—	—	—	—	—	—	—	—	9.0	9.0
Subtotal	2,307.4	1,491.4	458.4	344.2	249.8	222.5	207.9	180.9	155.3	147.4	129.4	104.2	3,691.4
Total Americas and Australia	9,211.7	5,110.3	1,211.4	1,189.0	1,086.9	1,083.4	1,153.0	1,322.3	1,427.1	1,354.3	1,075.4	996.9	17,010.0
Europe Core
2012-2013	40.7	27.7	14.2	5.5	3.5	3.3	3.3	2.4	1.9	1.8	1.4	1.0	66.0
2014 (2)	773.8	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	107.6	1,820.4
2015	411.3	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	33.8	559.5
2016	333.1	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	411.5
2017	252.2	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	234.3
2018	341.8	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	345.7
2019	518.6	—	—	—	—	—	—	48.0	125.7	121.4	89.8	75.1	460.0
2020	324.1	—	—	—	—	—	—	—	32.3	91.7	69.0	56.1	249.1
2021	412.4	—	—	—	—	—	—	—	—	48.5	89.9	73.0	211.4
2022	359.4	—	—	—	—	—	—	—	—	—	33.9	83.8	117.7
2023	410.6	—	—	—	—	—	—	—	—	—	—	50.2	50.2
Subtotal	4,178.0	27.7	167.4	343.3	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	4,525.8
Europe Insolvency
2014 (2)	10.9	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	17.0
2015	19.0	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.4	26.6
2016	39.3	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	60.4
2017	39.2	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	47.8
2018	44.9	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	48.0
2019	77.2	—	—	—	—	—	—	5.0	21.1	23.9	21.0	17.5	88.5
2020	105.4	—	—	—	—	—	—	—	6.0	34.6	34.1	29.7	104.4
2021	53.2	—	—	—	—	—	—	—	—	5.5	14.4	14.7	34.6
2022	44.6	—	—	—	—	—	—	—	—	—	4.5	12.4	16.9
2023	46.6	—	—	—	—	—	—	—	—	—	—	4.2	4.2
Subtotal	480.3	—	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	448.4
Total Europe	4,658.3	27.7	167.4	350.6	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	4,974.2
Total PRA Group	$13,870.0	$5,138.0	$1,378.8	$1,539.6	$1,492.0	$1,512.6	$1,625.2	$1,841.2	$2,005.6	$2,061.9	$1,728.9	$1,660.4	$21,984.2
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the years ended December 31, 2023 and 2022. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA for PRA Group ($ in millions)	December 31, 2023	December 31, 2022
Net income/(loss) attributable to PRA Group, Inc.	$(83)	$117
Adjustments:
Income tax expense	(16)	37
Foreign exchange (gains)/losses	—	(1)
Interest expense, net	181	131
Other expense	2	1
Depreciation and amortization	13	15
Impairment of real estate	5	—
Adjustment for net income attributable to noncontrolling interests	17	1
Recoveries applied to negative allowance less Changes in expected recoveries	888	806
Adjusted EBITDA	$1,007	$1,107

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the years ended December 31, 2023 and 2022 (amounts in millions):

Debt to Adjusted EBITDA

	December 31, 2023	December 31, 2022
Borrowings	$2,914	$2,495
Adjusted EBITDA	1,007	1,107
Debt to Adjusted EBITDA	2.89	2.25

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com